UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

(e)               Pursuant to the terms of the 2006 Incentive Stock Plan, as amended, of Volt Information Sciences, Inc. (the “Company”), on April 7, 2009, the Compensation Committee of the Board of Directors of the Company approved grants of non-qualified stock options to each Named Executive Officer identified in the Company’s Proxy Statement dated February 18, 2009 to purchase 8,000 shares of the Company’s common stock, par value $.10 per share (the “Company Common Stock”), at a price of $6.39 per share, representing the closing price of the Company Common Stock as reported on the New York Stock Exchange on April 7, 2009, which the Compensation Committee determined to be the fair market value of the Company Common Stock on the date of grant. The Named Executive Officers who received non-qualified stock options are: Steven A. Shaw, President and Chief Executive Officer; Jerome Shaw, Executive Vice President; Howard B. Weinreich, Senior Vice President and General Counsel; Jack Egan, Senior Vice President and Chief Financial Officer; and Thomas Daley, Senior Vice President.

The non-qualified stock options (i) are exercisable in twenty percent (20%) annual increments over a five (5) year period, with the initial increment being exercisable one (1) year after the date of the grant and (ii) expire on April 6, 2019. The foregoing description of the non-qualified stock options is a summary only and is qualified in its entirety by reference to the full text of Non-Qualified Stock Option Agreements, the form of which is attached hereto as Exhibit 99.1 and are incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Non-Qualified Stock Option Agreement

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: April 13, 2009	By:	/s/ Ronald Kochman
Ronald Kochman
Vice President

EXHIBIT INDEX

99.1	Form of Non-Qualified Stock Option Agreement